First Trust Advisors L.P.
                 120 E. Liberty Drive, Suite 400
                    Wheaton, Illinois  60187



                          June 22, 2011


First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, Illinois  60187


     Re:                    FT 2969

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
174410 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Sincerely,

                             First Trust Advisors L.P.



                             Jason T. Henry
                             Senior Vice President